Exhibit 10.6
EXECUTIVE LEADERSHIP GROUP AGREEMENT

(Rev. December 2023)

RTX

    This Executive Leadership Group Agreement (the “ELG Agreement”) is entered into between [Name] (hereinafter the “Executive”) and RTX Corporation (“RTX”), a Delaware corporation, with an office and place of business at 1000 Wilson Boulevard, Arlington, Virginia (RTX and all its subsidiaries, divisions and affiliates are hereinafter referred to as the “Company”). In entering into this ELG Agreement, the Executive acknowledges his or her obligations and commitments to the Company as an ELG member.

The Executive acknowledges receipt of the materials summarizing the RTX Executive Leadership Group (“ELG”) Program and the Executive’s obligations and commitments to the Company as an ELG member. Capitalized terms are defined herein and terms not otherwise defined shall have the meanings ascribed to them in the Executive Leadership Group Program Definitions, attached hereto as Attachment A.

The benefits of ELG membership include recognition of status as one of RTX’s most senior leaders, with annual Long-Term Incentive Plan awards and annual bonus awards commensurate with your ELG status.

Your ELG membership also includes a significant restricted stock unit retention award. Following three years of ELG service, the ELG Restricted Stock Unit Retention Award (the “ELG RSU Retention Award”) provides for vesting in the event of a Qualifying Separation. A “Qualifying Separation” means and includes a Mutually Agreeable Termination, a Change in Control Termination, or retirement at age 62 or later. Vesting is also subject to compliance with ELG Covenants. The ELG RSU Retention Award will not vest in the case of a Termination for Cause. The amounts realized in the event of the vesting of the ELG RSU Retention Award will be offset and reduced by the full amount (if any) of cash severance benefits that the Executive may separately be entitled to receive from the Company based on any employment agreement or other contractual obligation or statutory scheme, including mandated termination indemnities or similar benefits. The Executive agrees that in the event of such an offset, the Executive’s commitments under the ELG remain in full force and effect.

In recognition of the current and prospective benefits of ELG membership, the Executive agrees to be bound by the following covenants:

Non-Disclosure. The Executive agrees to protect and to not disclose “Company Information” until the information has become public (through no action on the part of the Executive) or is no longer material or relevant to the Company. This obligation survives the Executive’s termination of employment. “Company Information” means (i) confidential or proprietary information including without limitation information received from third parties under confidential or proprietary conditions; (ii) information subject to the Company’s attorney-client or work-product privilege; and (iii) other technical, business or financial information, the use or disclosure of which might reasonably be construed to be contrary to the Company’s interests.

Non-disparagement. For two-years following termination of employment, the Executive agrees to not directly or indirectly, in any capacity or manner, make any statements of any kind (or cause, further, assist, solicit, encourage, support or participate in the foregoing), whether verbal, in writing, electronically transferred or otherwise, or disclose any items of information, which are or may reasonably be construed to be derogatory, critical of, or adverse to the interests of the Company. The Executive agrees that he or she will not disparage the Company, its executives, directors or products.

Non-Solicitation. For two-years following termination of employment, the Executive will not initiate, cause or allow to be initiated (under those conditions which he or she controls) any action which would reasonably be expected to encourage or to induce any employee of the Company, or any individual who had been an employee of the Company within the previous three months (collectively, a “Company Employee”) to leave the employ of the Company. In this regard, the Executive agrees not to directly or indirectly recruit any Company Employee or provide any information or make referrals to personnel recruitment agencies or other third parties in connection with Company Employees.

Non-Compete. Except where prohibited by local law, including the state of California, while employed and for one-year following termination of employment, the Executive shall not accept employment or directly or indirectly provide services (including entering into consulting relationships or similar arrangements) with any business that: (i) engages in activities that compete directly or indirectly with any of the Company’s businesses; or (ii) is a material customer of or a material supplier to any of the Company’s businesses unless the Executive has first obtained the consent of the Corporation’s Executive Vice President and Chief Human Resources Officer, which consent shall not be unreasonably withheld.

In the event of a Qualifying Separation, the Executive will vest in the ELG RSU Retention Award, provided the Executive agrees to certain additional commitments to the Company, including an additional one-year non-compete agreement, for a total of two-years post-termination (again, except where prohibited by local law, including the state of California), and a waiver of claims arising from or relating to the termination of the Executive’s employment. In the event payment is required under local law for enforcement of a non-compete, the Executive agrees that the Company may structure payments and/or distribution of amounts payable pursuant to this ELG Agreement, and/or the ELG RSU Retention Award, or payments in lieu thereof, at the time of separation to satisfy local requirements, which may include adjustments to the method, form and timing of benefits, provided such payments are not subject to IRC Section 409A.

The Executive agrees that the terms of the foregoing covenants are reasonable and that the value associated with ELG membership is fair and reasonable consideration for accepting such restrictions. In addition, the Executive agrees that if any portion of these covenants is held by a competent authority to be unenforceable (except as may be perfected by the Company as provided above), they shall be deemed amended to limit their scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect. These covenants are in addition to other obligations and commitments of the ELG program, the terms and conditions of the Company’s Long-Term Incentive Plan and the Executive’s intellectual property agreement with the Company (as each may be amended from time to time).

ELG membership requires commitment to compliance with RTX’s share ownership requirements. The value of an ELG member’s RTX share ownership must equal or exceed a minimum of three times (3x) annual base salary within five years of appointment to the ELG.

The Executive hereby commits to membership in the ELG effective [DATE], in accordance with the terms and conditions set forth in this Agreement and its Attachment A, and as further described in the ELG Program materials. In consideration of ELG membership, the Executive hereby acknowledges and accepts the obligations and commitments to the Company, including postemployment restrictions and protective covenants as described in this Agreement and the ELG Program materials. The Company, in turn, agrees to provide ELG benefits to the Executive upon receipt of this signed Agreement. The ELG Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                    ___________________________________________
                    Name
                    Title
                    Business Unit

                    ___________________________________________
                    Date

                    RTX CORPORATION

             By____________________________________________
                    Dantaya M. Williams
                    Executive Vice President and Chief Human Resources Officer

                    ___________________________________________
                    Date

(Rev. December 2023)

Attachment A

Executive Leadership Group Program Definitions
A.“Committee” means the Compensation Committee of the Board of Directors.

B.“Company” means RTX and its subsidiaries, divisions and affiliates.

C."Company Information" means: (1) confidential or proprietary information, including without limitation, information received from third parties under confidential or proprietary conditions; (2) information subject to the Company’s attorney-client or work-product privilege; and (3) other technical, business or financial information, the use or disclosure of which might reasonably be construed to be contrary to the Company’s interests.

D.“Qualifying Separation” means and includes a Mutually Agreeable Termination, a Change- in-Control Termination, or retirement at age 62 or later.

1.“Mutually Agreeable Termination” means a decision by the Company, in its sole discretion, to terminate the Executive’s employment with the Company as a result of circumstances described in this paragraph and the Executive’s acknowledgment and agreement that his/her employment will end as a result of such circumstances. Circumstances that may result in a Mutually Agreeable Termination include management realignment, change in business conditions or priorities, the sale or elimination of the Executive’s business unit or any other change in business circumstances that materially and adversely affects the Executive’s role within the Company or such circumstances that preclude continued employment at the ELG level, in all cases as determined by the Executive Vice President & Chief Human Resources Officer. Neither a unilateral voluntary resignation nor a Termination for Cause will constitute a Mutually Agreeable Termination.

2.“Change-in-Control Termination” means either the involuntary termination of the Executive’s employment by the Company (other than a Termination for Cause) or the voluntary resignation by the Executive for Good Reason within 24 months following a Change -in-Control.

a)“Change-in-Control” shall mean any of the following events:

i.An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of

beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (a) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this section G, the following acquisitions shall not constitute a Change-in-Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (a), (b) and (c) of subsection (iii) of this Section D(2)(a); or

ii.A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this Section (d)(2)(A), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

iii.The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries or a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries, (a “Business Combination”), in each case, unless following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (b) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the Board of Directors (or, for a non-corporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

The sale, merger or other transaction affecting any subsidiary or business unit of the Corporation will in no case be considered a Change-in-Control under this Program.
If an Award is determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change-in-Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change-in-Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder (a “Section 409A CIC”); provided, however, that whether or not a Change-in-Control is a Section 409A CIC, such Change-in-Control shall result in the accelerated vesting of such Award to the extent provided by the Award Agreement, this Plan, any Individual Agreement or otherwise by the Committee.

b)    “Good Reason” means, voluntary termination of the Executive’s employment within twenty-four (24) months of a Change-in-Control and the occurrence of any of the following without a Participant’s consent: (i) a material reduction in the Participant’s annual base salary, annual bonus opportunities, long-term incentive opportunities or other compensation and benefits in the aggregate from those in effect immediately prior to the Change-in-Control; (ii) a material diminution in the Participant’s title, duties, authority, responsibilities, functions or reporting relationship from those in effect immediately prior to the Change-in-Control; (iii) a mandatory relocation of the Participant’s principal location of employment greater than 50 miles from immediately prior to the Change-in-Control; or (iv) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform its obligations under this Agreement.
In order to invoke a termination for Good Reason, the Participant shall provide written notice to the Corporation of the existence of one or more of the conditions described in clauses (i) through (iv) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Corporation shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may cure the condition, if curable. If the Corporation fails to cure the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within one year following the end of the Cure Period in order for such termination to constitute a termination for Good Reason. The Participant’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iii) shall not affect the Participant’s ability to terminate employment for Good Reason.
E.        “Termination for Cause” means a decision by the Company to terminate the Executive’s employment for (i) violation of an ELG covenant, (ii) conduct involving a felony criminal offense under U.S. federal or state law or an equivalent violation of the laws of any other country, (iii) dishonesty, fraud, self-dealing, or material violations of civil law in the course of fulfilling the Executive’s employment duties; (iv) breach of the Executive’s intellectual property agreement or other written agreement with the Company; (v) willful misconduct injurious to the Company, as determined by the Committee; (vi) negligent conduct injurious to the Company, including negligent supervision of a subordinate who causes significant harm to the Company as determined by the Committee; or (vii) prior to a Change-in-Control, such other events as shall be determined by the Committee. Following a Change-in-Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

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